UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [__]

                           Check the appropriate box:

                        [_] Preliminary Proxy Statement
                        [_] Confidential, for Use of the
                            Commission Only (as permitted by Rule 14a-6(e)(2))
                        [X] Definitive Proxy Statement
                        [_] Definitive Additional Materials
                        [_] Soliciting Material Pursuant to ss.240.14a-12

                          FIRST AVIATION SERVICES INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

            [X]        No fee required.

            [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)        Aggregate number of securities to which
                       transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)        Proposed maximum aggregate value of
                       transaction:

            (5)        Total fee paid:

            [_]        Fee paid previously with preliminary
                       materials:

            [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)        Amount Previously Paid:

            (2)        Form, Schedule or Registration Statement
                       No.:

            (3)        Filing Party:

            (4)        Date Filed:

                          FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                -----------------

The 2006 Annual Meeting of  Stockholders  of First  Aviation  Services Inc. (the
"Annual Meeting") will be held at the offices of Aerospace Products International, Inc., 3778 Distriplex Drive North, Memphis, TN 38118 on Tuesday, June 13, 2006 at 8:30 a.m. local time for the following purposes:

     1. To elect two directors- for a term to expire at the Annual Meeting of Stockholders in the year 2009 (Class I).

     2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending January 31, 2007.

     3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

The Board of Directors, by resolution, has fixed the close of business on May 5, 2006, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the Annual Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

Regardless of how many shares you own, your vote is very important, and we encourage you to exercise your right to vote. Please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                             By order of the Board of Directors,

                                             Robert G. Costantini
                                             Secretary



Westport, Connecticut
May 11, 2006

                              [Intentionally Blank]

                          FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880
                                -----------------
                                 PROXY STATEMENT
                                -----------------

                                  Introduction

This proxy statement is furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of First Aviation Services Inc., a Delaware corporation ("First Aviation" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") for use at the Company's 2006 Annual Meeting of Stockholders, which is scheduled to be held on Tuesday, June 13, 2006, at 8:30 a.m. local time at the offices of Aerospace Products International, Inc., 3778 Distriplex Drive North, Memphis, TN 38118, and at any adjournment or postponement thereof (the "Annual Meeting"). The Notice of Annual Meeting, this proxy statement, the accompanying proxy, the Company's Annual Report on Form 10-K for the year ended January 31, 2006, and the Company's Annual Report are first being furnished to stockholders on or about May 12, 2006.

The Company's principal executive offices are located at 15 Riverside Avenue, Westport, Connecticut 06880. Additional information about the Company can be found on the Company's worldwide web site at www.favs.com, or www.apiworldwide.com.

Record Date

The Board of Directors has fixed the close of business on May 5, 2006 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each such stockholder will be entitled to one vote on all matters to come before the Annual Meeting for each share of Common Stock held on the Record Date, and may vote in person or by proxy authorized in writing. On the Record Date, there were 7,357,726 shares of Common Stock issued and outstanding.

Matters to Be Considered

At the Annual Meeting, stockholders will be asked to consider and vote upon: (1) the election of two directors for a term to expire at the Annual Meeting of Stockholders in the year 2009 (Class I), and until his successor is duly elected and qualified; and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending January 31, 2007. The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Quorum; Required Votes

In order to transact business at the Annual Meeting, a majority of the shares of Common Stock issued and outstanding on the Record Date must be present in person or represented by proxy at the Annual Meeting. Shares that are voted "FOR", "AGAINST", or "WITHHOLD" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and will be included in determining the number of shares that are represented and voted at the Annual Meeting with respect to such matter.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for the nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not be counted towards a nominee's achievement of a plurality.

The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending January 31, 2007. With respect to broker non-votes, the shares will be counted for purposes of determining the presence or absence of a quorum, but will not be considered entitled to vote at the Annual Meeting for such matter and thus broker non-voters will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which the majority is calculated.

Abstentions will count towards the determination of a quorum at the Annual Meeting but will have the effect of votes "Against" a proposal, and will have no effect on votes counted in connection with director elections.

Voting and Revocation of Proxies

Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company's Transfer Agent and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, shares represented by properly executed proxies will be voted "FOR" the election of the nominees for director named herein, and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending January 31, 2007. If other matters are properly presented at the Annual Meeting, the proxy holders named in the accompanying form of proxy will vote your shares at their discretion.

If your shares of Common Stock are held in the name of your broker, a bank, or other nominee (sometimes referred to as being held in "street name"), only your broker, bank or other nominee may execute a proxy and vote your shares. Please sign, date and promptly return the voting instruction form you receive from your broker, bank or other nominee, in accordance with the instructions on the form. If you wish to vote your "street name" shares directly, you will need to obtain a document known as a "legal proxy" from your broker, bank or other nominee. Please contact your bank, broker or other nominee if you wish to do so.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Company's Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, written notice of such revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

If you receive this proxy statement with a voting instruction form from your broker, bank or other nominee, please vote in accordance with the Board's recommendations, and sign, date and mail the enclosed voting instruction form in the postage-paid envelope provided.

1. Election of Director (Proposal No. 1)

Board's nominees for election to the Board of Directors for a term expiring at the Annual Meeting of Stockholders in the year 2009 - Class I Directors.

Aaron P. Hollander
Stanley J. Hill

The nominees for director are Aaron P. Hollander and Stanley J. Hill. The Company's Restated Certificate of Incorporation provides for a Board of Directors composed of three classes, each with a term of office of three years, expiring sequentially at successive Annual Meetings of Stockholders. The Board of Directors currently is comprised of five directors, two directors each in Class I and Class II, and one in Class III, and there are no vacancies. The classes distinguish term of office only. If elected, each nominee for Class I will serve for a term to expire at the Annual Meeting of Stockholders in the year 2009, or until his successor is duly elected and qualified.

The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. Each nominee at present is available for election as a member of the Board of Directors. If a nominee is unable to serve, the persons named as proxies intend to vote for such other person or as the Board of Directors may designate.

Background information for the nominees as well as the three directors continuing in office can be found under the caption "Directors" below.

Directors will be elected by a plurality of the votes cast. If you do not wish your shares to be voted for any particular nominee, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy card.

The Board of Directors recommends a vote FOR the election of Aaron P. Hollander and Stanley J. Hill.

Members of the Board of Directors Continuing in Office:

Terms Expire at the 2007 Annual Meeting of Stockholders - Class II Directors

Michael C. Culver
Robert L. Kirk

Term Expires at the 2008 Annual Meeting of Stockholders - Class III Directors

Joseph J. Lhota

Directors

The directors of the Company are as follows:

Name                       Age              Positions

Aaron P. Hollander         49               Chairman of the Board

Michael C. Culver          55               President, Chief Executive Officer
                                            and Director

Stanley J. Hill            64               Director

Robert L. Kirk             77               Director

Joseph J. Lhota            51               Director


         Aaron P. Hollander co-founded and has served as Chairman of the Board of Directors of the Company since March 1995. In 1985, Mr. Hollander, along with Mr. Culver, co-founded First Equity Group Inc. ("First Equity Group"), and has served as its President and Co-Chief Executive Officer since that time. First Equity Group's ownership interests, in addition to the Company, include First Equity Development Inc., an aerospace investment and advisory firm, ("First Equity"), Skip Barber Racing School, LLC ("Skip Barber") and Imtek, Inc. ("Imtek"), a specialty marketing and fulfillment company. Mr. Hollander is a director and serves as the Chief Executive Officer of Skip Barber, and is the Chairman of the Board of Directors of Imtek.

         Michael C. Culver co-founded and has served as President, Chief Executive Officer and Director of the Company since March 1995. Mr. Culver also serves as Chairman of the Board of the Company's majority owned subsidiary, Aerospace Products International, Inc. ("API"). Mr. Culver co-founded First Equity Group, along with Mr. Hollander, and has served as Co-Chief Executive Officer of First Equity Group since that time. Mr. Culver also serves as Chairman of the Board of Directors of Skip Barber and is a director and Vice President of Imtek.

         Stanley J. Hill has served as a Director since December 2000. In 2000, Mr. Hill retired as the President, Chief Executive Officer and Chairman of Kaiser Aerospace and Electronics Corporation and its parent, K Systems, Inc. (collectively, "Kaiser Aerospace"). Mr. Hill had been associated with Kaiser Aerospace for nearly 30 years. Mr. Hill is a director of Intevac Inc., which is based in Santa Clara, CA, and has its stock traded on the NASDAQ national market.

         Robert L. Kirk has served as a Director since March 1997. In 1998, Mr. Kirk retired as the Chairman of British Aerospace Holdings, Inc., an international aerospace corporation. Mr. Kirk had been Chairman since 1992. Mr. Kirk served as Chairman and Chief Executive Officer of CSX Transportation, Inc., the railroad subsidiary of CSX Corporation, from 1990 to 1992, and was Chairman and Chief Executive Officer of Allied-Signal Aerospace Co. from 1986 to 1989.

         Joseph J. Lhota became a Director in April 2002. Mr. Lhota currently serves as Executive Vice President of Cablevision Systems Corporation. Prior to joining Cablevision, Mr. Lhota served various positions on former New York City Mayor Rudolph W. Giuliani's senior management team. From 1998 to 2001, he was New York's Deputy Mayor for Operations, overseeing the day-to-day operations of city government. Prior to his government service, Mr. Lhota spent 15 years in investment banking specializing in public finance. He served as director of public finance at CS First Boston Corporation and as a member of its Public Finance Management Committee. He also has been a managing director at Paine Webber Incorporated.

Information Regarding the Board of Directors and Its Committees

Director Independence

The Board of Directors has determined that each of Messrs. Hill, Kirk and Lhota, constituting a majority of the Board, is an "independent director" in accordance with the rules and regulations of The NASDAQ Stock Market, Inc. ("NASDAQ").

Committees of the Board

The Board currently has, and appoints the members of, standing Executive, Audit, Nominating and Corporate Governance, and Compensation Committees. Each member of the Audit, Nominating and Corporate Governance, and Compensation Committees is an "independent director" in accordance with the rules and regulations of NASDAQ. The members of each of the committees of the Board are as follows:


                                                        Nominating and Corporate
                                                        Governance                 Compensation
Executive Committee          Audit Committee            Committee                  Committee
-------------------          ---------------            ---------                  ---------
Michael C. Culver            Joseph J. Lhota, Chairman  Stanley J. Hill, Chairman  Robert L. Kirk, Chairman
Aaron P. Hollander           Robert L. Kirk             Robert L. Kirk             Stanley J. Hill
                             Stanley J. Hill            Joseph J. Lhota            Joseph J. Lhota

Executive Committee

The Executive Committee consists of two directors of the Company, Messrs. Culver and Hollander. The Executive Committee has the power and authority to exercise all of the powers and authority of the Board of Directors in managing the business affairs of the Company, except that it does not have the power and authority to: (i) amend the Certificate of Incorporation or Bylaws of the Company; (ii) adopt an agreement of merger or consolidation, or to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (iii) recommend to stockholders a dissolution of the Company or a revocation of the dissolution; or (iv) declare a dividend or authorize the issuance of stock of the Company unless expressly authorized by a resolution of the Board of Directors.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company's financial reporting; (ii) the Company's systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent registered public accounting firm, their conduct of the annual audit, and their engagement for any other services; (iv) the Company's legal and regulatory compliance; (v) the Company's codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report for inclusion in the Company's annual proxy statement. The Audit Committee also reviews and approves transactions or courses of dealing with related parties.

The Audit Committee may also perform such other tasks as are assigned to it from time to time by the Board of Directors. The Audit Committee has the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities.

The Audit Committee met seven times during the fiscal year ended January 31, 2006.

The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company's website at www.favs.com and was attached as Annex A to last year's proxy statement.

The Board of Directors has determined that each of the members of the Audit Committee is "independent" under the listing standards of NASDAQ and under the independence criteria established by the SEC for audit committee members.

The Board of Directors has also determined that Mr. Lhota is an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K of the Exchange Act and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board of Directors in: (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; (ii) overseeing the Company's policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; (iii) overseeing implementation of the Company's Corporate Governance Guidelines and Principles; and (iv) reviewing the overall corporate governance of the Company and recommending changes when necessary or desirable.

The Committee may also perform such other tasks as are assigned to it from time to time by the Board of Directors. The Committee has the power to retain outside counsel or other advisors to assist it in carrying out its activities.

The Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company's website at www.favs.com.

The Committee was constituted in March 2004 and consists entirely of independent directors. The Committee met two times during the fiscal year ended January 31, 2006.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment by which the Committee considers candidates for director is based upon various criteria, including their integrity, independence, ability to exercise sound business judgment, demonstrated leadership ability, breadth of knowledge about issues affecting the Company and business experience and technical skills, in particular the extent to which they possess experience and skills relevant to the Company's business which would be helpful to the Board in determining and executing the Company's strategies.

In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors' overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Committee identifies potential new director candidates by recommendations from its members, other Board members, Company management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm.

The Committee considers recommendations for Board candidates submitted by stockholders using the same criteria (described above) that it applies to recommendations from the Committee, directors and members of management. In order to be considered, a recommendation from a stockholder must be received by the Committee no later than the 120th calendar day before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting, and must include the stockholder's name and contact information, the candidate's name and contact information, a description of any relationship between the stockholder and the candidate, a description of the candidate's qualifications, and a signed statement from the candidate that he or she is willing and able to serve on the Board. Stockholders must submit recommendations in writing to the Nominating and Corporate Governance Committee at c/o Corporate Secretary, First Aviation Services Inc., 15 Riverside Avenue, Westport, Connecticut 06880.

Compensation Committee

The Compensation Committee assists the Board in overseeing the Company's management compensation policies and practices, including: (i) determining and approving the compensation of the Chief Executive Officer ("CEO"); (ii) reviewing and approving compensation levels for the Company's other executive officers; (iii) reviewing and approving executive level management incentive compensation policies and programs; (iv) periodically reviewing, with the Chairman of the Board and the CEO, succession plans for senior executive officers; and (v) approving an annual report on executive compensation for inclusion in the proxy statement. The Committee may also perform such other tasks as are assigned to it from time to time by the Board of Directors. The Committee has the power to retain outside counsel or other advisors to assist it in carrying out its activities.

The Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company's website at www.favs.com.

The Compensation Committee met three times during the year ended January 31, 2006.

Directors' Attendance at Meetings of the Board of Directors

The Board of Directors held a total of six meetings during the fiscal year ended January 31, 2006, which does not include actions by written consent or committee meetings. Each director attended 100% of the Board Meetings, and 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Directors' Attendance at Annual Meetings of Stockholders

The Board of Directors encourages all of its members to attend the Company's annual meeting of stockholders. All members of the Board serving as directors during the fiscal year ended January 31, 2006 attended the 2005 Annual Meeting of Stockholders.

Stockholder Communications with the Board

A stockholder who wishes to communicate with the Board or with specific individual directors may send written communications by mail addressed to the Board of Directors generally, or to such specific director or directors individually, at c/o Corporate Secretary, First Aviation Services Inc., 15 Riverside Avenue, Westport, Connecticut 06880. All communications so addressed will be forwarded to the Board of Directors or the individual director or directors, as applicable.

Codes of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company and a Supplemental Code of Ethics for the CEO, CFO and other senior financial officers. These Codes of Business Conduct and Ethics are available on the Company's website at www.favs.com. The Company may disclose certain amendments to, or waivers from, these Codes of Business Conduct and Ethics by posting such information on its website.

Report of the Audit Committee

The following is a report of the Audit Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended January 31, 2006:

     o    The  Audit   Committee   has  reviewed  and   discussed   the  audited
          consolidated financial statements with management;

     o The Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees", as amended; and

     o The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", as may be modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions with the Company's management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors,

Stanley J. Hill
Robert L. Kirk
Joseph J. Lhota

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of May 5, 2006 (unless otherwise indicated) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the executive officers named in the Summary Compensation Table (included in this Proxy Statement below), and
(iv) all directors and current executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Each of the persons listed in the table who beneficially own more than 5% of the outstanding shares of Common Stock maintains an address at 15 Riverside Avenue, Westport, Connecticut 06880, unless otherwise indicated.



                                                  Amount and Nature of
    Beneficial Owner                              Beneficial Ownership     Percent of Class

First Equity Group Inc. (1)                            3,785,807                 51.5%
Aaron P. Hollander (1)(2)                              3,785,807                 51.5%
Michael C. Culver (1)(3)                               3,785,807                 51.5%
The Wynnefield Group (4)                               2,230,144                 30.3%
     450 Seventh Avenue, Suite 509
     New York, NY  10123
Paul J. Fanelli (5)                                       16,668                  *
Robert G. Costantini (6)                                  38,669                  *
Stanley J. Hill                                           40,859                  *
Robert L. Kirk                                            57,183                  *
Joseph J. Lhota                                           31,852                  *
All directors and current executive officers
         as a group (7 persons)                        3,971,038                 53.6%
----------------------------------
* less than 1%


(1) Aaron P. Hollander and Michael C. Culver own, in the aggregate, all of the outstanding shares of First Equity Group Inc. First Equity Group Inc. has pledged 500,000 shares of the Company's Common Stock to Hudson United Bank as collateral for a loan.

(2)  Includes 300 shares held as custodian for his minor children.

(3)  Includes 200 shares held as custodian for his minor children.

(4) Based upon a Form 4 filed on September 22, 2005, and a Schedule 13D, amendment No. 13, filed with the SEC on January 14, 2005, the members of the "group" (as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) consists of Wynnefield Partners Small Cap Value, L.P. ("Partners"), Wynnefield Partners Small Cap Value, L.P. I ("Partners I"), Wynnefield Partners Small Cap Value Offshore Fund, Ltd. ("Offshore"), Nelson Obus ("Obus"), Joshua H. Landes ("Landes"), Wynnefield Capital Management, LLC ("Capital Management"), Wynnefield Capital Inc. ("Capital"), and Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan ("Capital Plan"). Each member of the group may be deemed to each share voting and dispositive power with respect to the Common Stock directly owned by any member. Partners owns 637,958 shares directly, and Partners I owns 740,834 shares directly. Capital Management has an indirect beneficial ownership interest in shares of Common Stock owned by Partners and Partners I. Landes and Obus are co-managing members of Capital Management. Offshore owns 743,852 shares directly. Capital has an indirect beneficial ownership interest in the shares of Common Stock owned by Offshore through its status as investment manager of Offshore. Obus and Landes are the principal executive officers of Capital. Capital Plan owns 7,500 shares directly. Obus and Landes share the power to vote and dispose of those shares. Obus owns 100,000 shares directly.

(5)  Consists of options exercisable within 60 days.

(6)  Consists of options exercisable within 60 days.

Compensation of Directors and Executive Officers

Board of Directors Compensation

The Board of Directors revised the compensation of its non-employee directors effective June 1, 2005. Each of the Company's non-employee directors receives an annual fee of $25,000, paid in installments each quarter in shares of the Company's common stock. In addition, each non-employee director receives $2,000 in cash for attendance at meetings of the Board of Directors or committees thereof, except for four regularly scheduled board meetings and the annual shareholder's meeting, but not more than $2,000 for all board and committee meetings that occur on the same day. Members of the Board of Directors are reimbursed for actual expenses of attendance at meetings.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2006, the Compensation Committee consisted of Messrs. Hill, Kirk and Lhota, each an independent director, and neither of such members is a current or former officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company.

Report from the Compensation Committee Regarding Executive Compensation

The Compensation Committee of the Board of Directors is responsible for developing the executive compensation philosophy of the Company and administering such with respect to the compensation paid to the Chief Executive Officer and each of the other executive officers.

The basic philosophy behind executive compensation is to award executive compensation as an incentive to create shareholder value by: (i) enabling the Company to attract, retain and motivate skilled and experienced personnel that are critical to the Company's long-term success; (ii) aligning executive compensation with the short-term and long-term financial performance and strategic objectives of the Company; and (iii) rewarding superior performance. Salary increases, bonuses and long-term incentive grants are reviewed annually to ensure consistency with this philosophy. The compensation of the Company's executive officers is determined solely by the Compensation Committee.

Base Salary

Decisions regarding base salary are made based upon an analysis of competitive industry compensation levels. Base salaries are generally targeted at the median of a comparative group that includes peer group companies, similar to those reflected in the proxy performance graph, and general industry companies similar in size to the Company.

Bonus

Decisions regarding bonuses are made based upon achievement of the Company's objectives, upon compensation levels paid to officers of other companies in the same sector as the Company, upon the performance of those companies compared to the Company, and a upon the performance review of the individual executive.

Long-Term Incentive Grants

No grants of long-term incentives were made for the fiscal year ended January 31, 2006. The Committee is reviewing its long-term incentives grants program. Historically, long-term incentive grants are considered for each executive. The grants are usually made in the form of incentive stock options. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. Restricted stock may be granted for specific reasons, such as (i) rewarding individual performance, (ii) recognizing Company performance, (iii) accommodating special situations, such as promotions, (iv) in lieu of other benefits, or (v) in an effort to remain market competitive.

CEO Compensation
Mr. Culver's base salary during the year ended January 31, 2006 was determined as described above. Mr. Culver also received a discretionary cash bonus of $250,000. In determining this bonus amount, which represented approximately 42% of his total cash compensation from the Company for the fiscal year, the Committee considered, among other things, the Company's full year profitability, the increase in revenues, management's ability to hold down overall operating expenses, the implementation of the new Enterprise Resource Planning ("ERP") system, introduction of a major product line, and information concerning compensation levels for CEOs at other companies in the industry and comparable sized companies outside of the industry. Mr. Culver was not granted any stock option or award.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors,

Robert L. Kirk
Stanley J. Hill
Joseph J. Lhota


Executive Compensation

                           Summary Compensation Table

The following table sets forth certain compensation information regarding compensation awarded to, earned by, or paid to the Company's Chief Executive Officer, and each of the other executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"), for the fiscal years ended January 31, 2006, 2005, and 2004, respectively.


                                                                                      Long -Term         All Other
                                                  Annual Compensation                Compensation      Compensation
                                                  -------------------                   Awards         ------------
                                                                                      Securities
                                                                                      Underlying
Name and Principal Position   Year ended January 31,     Salary         Bonus         Options (#)
---------------------------   ----------------------     ------         -----         -----------      ------------


Michael C. Culver                    2006               $350,000      $250,000               -               -
President and Chief                  2005               $275,000       $75,000               -               -
Executive Officer                    2004               $275,000      $200,000               -               -


Paul J. Fanelli (1)                  2006               $250,000      $130,000               -               -
President and Chief                  2005               $205,962       $65,000 (2)      25,000         $23,151(3)
Executive Officer,
Aerospace Products
International, Inc.

Robert G. Costantini (4)             2006               $200,000       $90,000               -               -
Chief Financial Officer              2005               $200,000       $30,000           8,000               -
and Secretary                        2004                $50,000       $40,000 (5)      50,000               -

Aaron P. Hollander                   2006               $110,000 (6)         -               -               -
Chairman of  the Board

(1) Mr. Fanelli's employment commenced February 16, 2004.

(2) Includes a signing bonus of $15,000 upon commencement of employment.

(3) Consists of relocation expenses provided in Mr. Fanelli's relocation expenses agreement, dated February 16, 2004.

(4) Mr. Costantini's employment commenced October 27, 2003.

(5) Includes a signing bonus of $20,000 upon commencement of employment.

(6) Mr. Hollander began receiving, as of June 1, 2005, a salary of $150,000 per year. Also includes fees or additional compensation of $10,000 (including the value of stock), that he received from February 1, 2005 through June 1, 2005 with respect to his duties as a member of the Board of Directors.

                      Option Grants in the Last Fiscal Year

No stock options, stock appreciation rights, or other long-term equity compensation was granted to Named Executive Officers for the fiscal year ended January 31, 2006.

          Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth certain information with respect to aggregate positions in stock options at January 31, 2006, held by each of the Named Executive Officers. No stock options were exercised during the fiscal year.

                                                                    Value of
                                    Number of Securities          Unexercised
                                         Underlying               In-The-Money
                                    Unexercised Options        Options at Fiscal
                                     at Fiscal Year End           Year-End ($)
                                    (#) Exercisable/             Exercisable/
         Name                          Unexercisable            Unexercisable(1)
------------------------           ----------------------      -----------------

Michael C. Culver                            -                         -

Paul J. Fanelli                         16,668/8,332                 $-/$-

Robert G. Costantini                   38,669/19,331             $6,667/$3,333

Aaron P. Hollander                           -                         -

(1) Based on the positive difference between the $4.03 closing price of the Company's Common Stock on January 31, 2006, and the applicable exercise price of the options.

Employment and Other Agreements

Arrangement with Aaron Hollander

On August 3, 2005, the Compensation Committee (the "Compensation Committee") of the Board of Directors of First Aviation Services, Inc. (the "Company") approved an employment arrangement with Aaron P. Hollander, Chairman of the Board of Directors of the Company ("Chairman"), pursuant to which Mr. Hollander will receive compensation for certain duties to be performed as Chairman. Effective as of June 1, 2005, Mr. Hollander received an annual base salary of $150,000, as well as standard benefits provided to all employees of the Company. Mr. Hollander may receive a bonus and/or additional benefits at the discretion of the Compensation Committee. Mr. Hollander's employment as Chairman may be terminated at-will. In consideration of the compensation granted to Mr. Hollander in connection with his duties as Chairman, Mr. Hollander, effective as of June 1, 2005, is no longer entitled to receive any fees or additional compensation with respect to his duties as a member of the Board of Directors of the Company.

Agreements with Robert Costantini

Employment Agreement

On October 7, 2003, the Company entered into an employment agreement with Robert
G. Costantini, who became Chief Financial Officer and Secretary, effective as of October 27, 2003, for a term of three years (unless terminated earlier pursuant to the agreement) at an annual base salary of $200,000. On March 27, 2006, the compensation committee increased Mr. Costantini's annual base salary to $220,000 effective February 1, 2006.

Under the agreement, Mr. Costantini received a signing bonus of $20,000 and is permitted to participate in any performance bonus, profit sharing or other compensation plans available to all executives of the Company, subject to meeting applicable eligibility requirements. On March 27, 2006, the Compensation Committee awarded Mr. Costantini a cash bonus of $90,000 for his performance during the fiscal year ended January 31, 2006.

If Mr. Costantini's employment is terminated for cause, he is entitled to receive his base salary through the end of the month in which his employment was terminated. If his employment is terminated without cause or as a result of a disability, he is entitled to receive an amount equal to six months of base salary. If Mr. Costantini's employment is terminated due to death, his primary beneficiary is entitled to receive bi-weekly payments of Mr. Costantini's base salary until the earlier of the beneficiary's receipt of life insurance benefits provided pursuant to a Company benefit plan or 180 days after the date of death.

Stock Option Award Agreement

In connection with joining the Company, on October 27, 2003, Mr. Costantini was granted options to purchase 50,000 shares of Common Stock under the Company's Stock Incentive Plan, at an exercise price of $3.83 per share. One-third of the options vest on each of the first, second, and third anniversaries of the grant date, respectively, and all of the options are immediately exercisable in full upon a Change of Control Event (as defined in the Stock Incentive Plan). In addition, on April 26, 2004, Mr. Costantini was granted options to purchase 8,000 shares at an exercise price of $4.55 per share for his performance during the fiscal year ended January 31, 2005, which had a vesting schedule that was consistent with the October 27, 2003 option grant. If Mr. Costantini's employment is terminated otherwise than by retirement, death, disability or a Change of Control Event (as described above), Mr. Costantini will have forfeited his options and they will not be exercisable after the date of such termination. Otherwise, the options will remain exercisable after vesting until the tenth anniversary of the date of grant.

Agreements with Paul Fanelli

Employment Agreement

On February 2, 2004, the Company's subsidiary, API, entered into an employment agreement with Paul J. Fanelli, effective as of February 16, 2004, to serve as Senior Vice President and Chief Operating Officer of API for a term of three years (unless terminated earlier pursuant to the agreement). Effective April 5, 2004, the agreement was amended to reflect Mr. Fanelli's position as President of API.

Mr. Fanelli's employment agreement, as amended, provides for an annual base salary of $225,000, which was increased by the Compensation Committee to $250,000, effective February 1, 2005. Additionally, Mr. Fanelli received a signing bonus of $15,000, and was eligible to receive an interim bonus in the first year of the agreement of up to $10,000 based on meeting the Company's normal performance-based criteria pursuant to a review of Mr. Fanelli's performance during his first year of employment. On March 27, 2006, the Compensation Committee awarded Mr. Fanelli a cash bonus of $130,000 for his performance during the fiscal year ended January 31, 2006.

Mr. Fanelli is permitted to participate in any performance bonus, profit sharing or other compensation plans available to all executives of the Company, subject to meeting applicable eligibility requirements. Specifically, Mr. Fanelli is eligible to participate in API's annual incentive compensation bonus plan, except that he is eligible to receive a maximum bonus of 75% of his annual base salary under the plan (as opposed to any maximum bonus otherwise provided in such plan). Mr. Fanelli is also reimbursed for expenses related to his relocation in connection with his employment (pursuant to a separate relocation expenses agreement).

If Mr. Fanelli's employment is terminated for cause, he is entitled to receive his base salary through the end of the month in which his employment was terminated. If his employment is terminated without cause or as a result of a disability, he is entitled to receive an amount equal to six months of base salary. If Mr. Fanelli's employment is terminated due to death, his primary beneficiary is entitled to receive bi-weekly payments of Mr. Fanelli's base salary until the earlier of the beneficiary's receipt of life insurance benefits provided pursuant to a Company benefit plan or 180 days after the date of death.

Stock Option Award Agreement

On February 16, 2004, Mr. Fanelli was granted options to purchase 25,000 shares of Common Stock under the Company's Stock Incentive Plan, at an exercise price of $4.55 per share. One-third of the options vest on each of the first, second, and third anniversaries of the grant date, respectively, and all of the options are immediately exercisable upon a Change of Control Event (as defined in the Stock Incentive Plan). If Mr. Fanelli's employment is terminated otherwise than by retirement, death, disability or a Change of Control Event (as described above), Mr. Fanelli will have forfeited his options and they will not be exercisable after the date of such termination. Otherwise, the options will remain exercisable after vesting until the tenth anniversary of the date of grant.

Stock Performance Graph

The following graph compares the cumulative stockholder return on First Aviation Common Stock with The Russell 2000 Stock Index and a peer group index selected by the Company. The peer group is composed of the following companies: Aviall, Inc., Satair A/S and AAR Corp. The comparison assumes $100 was invested as of January 31, 2001, and the reinvestment of all dividends.

[GRAPHIC OMITTED]


                       January 31,     January 31,   January 31,    January 31,   January 31,   January 31,
                           2001           2002           2003          2004           2005          2006
                           ----           ----           ----          ----           ----          ----
Peer Group               $100.00         $72.67         $58.43        $129.26       $186.09       $217.65
First Aviation           $100.00         $105.88        $99.20        $125.67       $122.99       $107.75
Russell 2000             $100.00         $95.03         $73.21        $114.25       $122.76       $144.23

Certain Relationships and Related Transactions

The Company and First Equity Development Inc. ("First Equity"), the wholly-owned subsidiary of First Equity Group, Inc., the majority stockholder of the Company, have an agreement relating to the allocation of potential investment and acquisition opportunities in the aerospace parts distribution and logistics businesses. The agreement was approved by the independent members of the Board of Directors on a month-to-month basis effective February 1, 2004. First Equity Group, Inc. is beneficially owned by Mr. Aaron P. Hollander and Mr. Michael C. Culver, respectively chairman of the board and chief executive officer of the Company. Pursuant to the agreement, neither First Equity nor any of its majority-owned subsidiaries will consummate any acquisition of a majority interest in any aerospace parts distribution and logistics business anywhere in the world (a "Covered Acquisition"), without first notifying the Company and providing the Company with the opportunity to choose to effect the Covered Acquisition for its own account. The Company's decision as to whether to effect the Covered Acquisition will be made by the independent members of the Board of Directors of the Company. The agreement can be terminated by either party upon 30 days written notice to the other party. The agreement does not apply to any proposed acquisition by First Equity of any business that generates less than 15% of its aggregate net sales from aerospace parts distribution or logistics, or to any advisory services performed by First Equity on behalf of third parties.

The Company subleases from First Equity approximately 3,000 square feet of office space in Westport, Connecticut. The leased space is utilized by the Company as its corporate headquarters. First Equity also utilizes space in the same premises. The sublease, which became effective April 21, 1997, is for a period of ten years, and is cancelable by either party with six months' notice. The Company has the option to renew the sublease for two additional five-year periods. Lease payments under this sublease totaled approximately $93,000, $84,000, and $80,000, for the years ended January 31, 2006, 2005, and 2004, respectively.

The Company and First Equity share certain common expenses that arise from sharing office space in Westport, CT. The Company reimburses First Equity and vice versa, for expenses each entity incurs related to the common usage of the office space. The amounts are included in the Company's corporate expenses, and include expenses such as telephone, computer consulting, office cleaning, office supplies and utilities. The expenses are allocated based on base salaries of the Company and First Equity's personnel working in the shared space. Common expenses are approved by the Company and First Equity, prior to expenditure, when not of a recurring nature. The allocations are reviewed by the Company's CFO and the Controller of First Equity each month. In addition, a member of the Company's Audit Committee reviews the allocation of expenses quarterly. Some business development expenses, such as joint marketing expenses and business organizational dues, are shared on an equal basis. Management believes this method of allocation is reasonable. In addition, the amounts of expenses reimbursed by the Company are the actual costs incurred for the expense. These expenses average approximately $5,000 per month.

In order to simplify the administration of payroll, certain employees of the Company who are authorized to perform services for both the Company and First Equity are paid through the payroll of First Equity. Employees of the Company who work exclusively for the Company by agreement are paid through the payroll of API, the Company's principal subsidiary.

2. Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 2)

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended January 31, 2007, subject to ratification by our stockholders. Ernst & Young LLP has audited the Company's consolidated financial statements since 1995.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

If the foregoing proposal is not approved at the Annual Meeting, or if prior to the 2006 Annual Meeting of Stockholders, Ernst & Young LLP shall decline to act or otherwise become incapable of acting, or if its engagement shall otherwise be discontinued by the Audit Committee, then in any such case, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the 2006 Annual Meeting will be subject to ratification by the Stockholders at the 2007 Annual Meeting of Stockholders.

The affirmative vote of a majority of the voting power of the issued and outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended January 31, 2007.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services in each of the fiscal years ended January 31, 2006 and 2005:

                           Fiscal Year Ending               Fiscal Year Ending
                            January 31, 2006                 January 31, 2005
                          --------------------             --------------------

Audit Fees                      $344,000                         $338,000

Audit Related Fees (1)          $ 21,500                         $ 17,500

Tax Fees                            -                                -

All Other Fees                    $ -                              $ -

(1) Audit related fees consisted of work performed in connection with auditing the API employee benefit plans.

The Audit Committee has a policy requiring pre-approval of audit and non-audit services. The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP during the fiscal year ended January 31, 2006.

Equity Compensation Plan Information

The following table sets forth information as of January 31, 2006 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plan as well as the number of shares available for issuance under such plans.






                                                                                              Number of
                                                                                              securities
                                                                                              remaining
                                                                                            available for
                                                                                           future issuance
                                                                                             under equity
                                                                                             compensation
                                          Number of securities       Weighted average           plans
                                           to be issued upon        exercise price of         (excluding
                                              exercise of              outstanding            securities
                                          outstanding options,      options, warrants        reflected in
              Plan Category               warrants and rights           and rights           column (a))
      -------------------------------    -----------------------    -------------------    -----------------
                                                  (a)                        (b)                 (c)
      Equity compensation plans
        approved by security holders             206,350                   $4.37               654,220 (1)

      Equity compensation plans not
        approved by security holders                  --                      --                    --

      TOTAL                                      206,350                   $4.37               654,220
                                                 =======                   =====               =======


     (1) In addition to stock options, the Company may make a variety of other types of stock awards under its Stock Incentive Plan, including restricted stock and performance share awards.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements were complied with for the Company's fiscal year ended January 31, 2006.

Method and Cost of Proxy Solicitation

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations also may be made by personal interview, facsimile, telecopy, telegram, telephone and electronic mail. You may also be solicited by means of press releases issued by the Company or postings on our corporate website, www.favs.com. The Company will use the services of American Stock Transfer & Trust Company to assist in soliciting proxies, and expects to pay a nominal fee for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their beneficial owners. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, also may request the return of proxies by telephone, facsimile, telegram, electronic mail or in person.

Stockholder Proposals and Nominations of Board Members

If a stockholder intends to present a proposal for action at the 2007 Annual Meeting of Stockholders and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company on or before January 12, 2007. Such proposal also must meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, written notice of a stockholder proposal or a director nomination for the 2007 Annual Meeting must be received by the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the 2007 Annual Meeting (or, if less than 70 days' notice of the date of the meeting is given by the Company, notice by the stockholder to be timely must be received by the Secretary of the Company no later than the 10th day following the day on which public announcement of the date of the meeting is first made by the Company), and must contain specified information and conform to certain requirements, as set forth in the By-laws. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the By-laws, the Company may disregard such proposal or nomination.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2007 Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the By-laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

Proposals and nominations should be addressed to the Secretary of the Company, Robert G. Costantini, First Aviation Services Inc., 15 Riverside Avenue, Westport, Connecticut 06880-4214.


                                             By order of the Board of Directors,

                                             Robert G. Costantini
                                             Secretary
Dated: May 11, 2006

--------------------------------------------------------------------------------
                                                 IMPORTANT
If you receive this proxy statement with a voting instruction form from your broker, bank or other nominee, please vote in accordance with the Board's recommendations, and sign, date and mail the enclosed voting instruction form in the postage-paid envelope provided.


YOUR VOTE IS IMPORTANT. Please take a moment to SIGN, DATE and PROMPTLY RETURN your proxy card or voting instruction form in the postage-paid envelope provided.


--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]

                               15 Riverside Avenue
                           Westport, Connecticut 06880
                                  www.favs.com